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                                                                     EXHIBIT 3.5

    ARTICLES OF INCORPORATION
    In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

    ARTICLE I.   NAME
    The name of the corporation shall be:

    BFOL 2 INC.

    ARTICLE II   PRINCIPAL OFFICE
    The principal place of business/mailing address is:

    State Road 30, Route 3, Box 260, Perry, Florida 32347

    ARTICLE III  PURPOSE
    The purpose for which the corporation is organized is:
      TO TRANSACT ANY BUSINESS THAT IS LAWFUL UNDER THE LAWS OF THE STATE OF FLORIDA.

    ARTICLE IV   SHARES
    The number of shares of stock is:
    ONE THOUSAND (1,000)

    ARTICLE V    INITIAL OFFICERS/DIRECTORS (OPTIONAL)
    The name(s), address(es) and title(s):
      SEE ATTACHED SCHEDULE

    ARTICLE VI   REGISTERED AGENT
    The NAME AND FLORIDA STREET ADDRESS of the registered agent is:

    CORPORATION SERVICE COMPANY, 1201 HAYS STREET, TALLAHASSEE, FLORIDA 32301

    ARTICLE VII  INCORPORATOR
    The NAME AND ADDRESS of the Incorporator is:

    MARY ANN JACKSON
    165 MADISON AVE., 20TH FLOOR
    MEMPHIS, TENNESSEE 38103

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    HAVING BEEN NAMED AS REGISTERED AGENT TO ACCEPT SERVICE OF PROCESS FOR THE
    ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I AM FAMILIAR WITH AND ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY

    CORPORATION SERVICE COMPANY

    By: /s/ Brian Courtney                                             5/30/02
        ------------------------------                               -----------
          Signature/Registered Agent                                    Date

    By: /s/ Mary Ann Jackson                                           5/29/02
        ------------------------------                               -----------
          Signature/Incorporator                                        Date

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ATTACHMENT TO ARTICLES OF INCORPORATION

BFC 2 INC.

ARTICLE V - INITIAL OFFICERS/DIRECTORS:

Robert E. Cannon - Director and Chief Executive Officer
1001 Tillman St.
P.O. Box 8407
Memphis, Tennessee 38108-0407

David B. Ferraro - Director and President
1001 Tillman St.
P.O. Box 8407
Memphis, Tennessee 38108-0407

John B. Crowe - Director and Vice President
1001 Tillman St.
P.O. Box 8407
Memphis, Tennessee 38108-0407

Gayle L. Powelson - Director and Vice President
1001 Tillman St.
P.O. Box 8407
Memphis, Tennessee 38108-0407

Elizabeth J. Welter - Vice President
1001 Tillman St.
P.O. Box 8407
Memphis, Tennessee 38108-0407

Sheila Jordan Cunningham - Secretary
1001 Tillman St.
P.O. Box 8407
Memphis, Tennessee 38108-0407